Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, Chairman, President & CEO
1515 Arapahoe Street		Nancy Buese, Senior VP and CFO
Tower 2, Suite 700		Dan Campbell, VP of Finance & Treasurer
Denver, CO 80202	Phone:	(866) 858-0482
	E-mail:	investorrelations@markwest.com

MarkWest Energy Partners Reports Record Quarterly Distributable Cash Flow

DENVER—March 1, 2010—MarkWest Energy Partners, L.P. (NYSE: MWE) (the Partnership) today reported cash available for distribution to common unitholders, or distributable cash flow (DCF), of $63.2 million for the three months ended December 31, 2009, and $192.4 million for the year ended December 31, 2009.  DCF for the three months and year ended December 31, 2009, represents 148 percent and 120 percent coverage, respectively, of the cash distributions declared for those periods.  A reconciliation of DCF to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported Adjusted EBITDA of $76.9 million for the three months ended December 31, 2009, and $279.2 million for the year ended December 31, 2009.  MarkWest believes the presentation of Adjusted EBITDA is useful to investors because it is commonly used by master limited partnerships in the midstream natural gas industry to gauge the performance of ongoing business operations.  A reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, is provided within the financial tables of this press release.

The Partnership reported income (loss) before provision for income tax for the three months and year ended December 31, 2009, of $(40.2) million and $(155.4) million, respectively.  Income (loss) before provision for income tax includes non-cash costs associated with the mark-to-market of derivative instruments of $(76.3) million and $(223.6) million for the three months and year ended December 31, 2009, respectively.  Excluding non-cash costs associated with the mark-to-market of derivative instruments, income before provision for income tax for the three months and year ended December 31, 2009, would have been $36.1 million and $68.2 million, respectively.

“Our record distributable cash flow in the fourth quarter was driven by the performance of our core assets and the growing contribution from our Marcellus expansion projects,” said Frank Semple, Chairman, President and Chief Executive Officer of MarkWest.  “We ended 2009 in a strong financial position with $410 million of availability liquidity to fully fund our 2010 growth capital program, which we estimate will be approximately $300 million to $350 million.  The 2010 capital program is comprised primarily of fee-based midstream projects to support the expansion of our producer customers’ drilling programs in the Marcellus, Woodford, Haynesville, and Granite Wash resource plays.  In addition, we have increased our 2010 DCF guidance to a range of $180 million to $220 million as a result of the improved outlook for commodity prices and the continued performance of our producer customers’ drilling programs.”

FOURTH QUARTER 2009 HIGHLIGHTS

Business Development

•                 Liberty — in December 2009, MarkWest placed into service an incremental 120 million cubic feet per day (MMcf/d) of cryogenic natural gas processing capacity at its Houston processing complex in Southwest Pennsylvania.  With the completion of the new cryogenic gas processing plant, MarkWest currently has 155 MMcf/d of cryogenic processing capacity dedicated to Marcellus Shale producers.  In the third quarter of 2010, MarkWest is scheduled to place into service an additional 120 MMcf/d of cryogenic processing capacity at a newly commissioned processing complex in Majorsville, West Virginia.  An additional 200 MMcf/d of cryogenic processing capacity and a 37,000 barrel per day fractionator are expected to come online in the first half of 2011 at the Houston, Pennsylvania complex.

•                 Gulf Coast — MarkWest announced the sale of its 50 percent limited liability company interest in Starfish Pipeline Company, L.L.C. to Enbridge Offshore (Gas Transmission) L.L.C., an Enbridge Inc. company, effective December 31, 2009.  The proceeds from the Starfish divestiture will be used to further develop infrastructure to serve the Partnership’s producer customers in onshore resource plays.

Financial Results

Balance Sheet

•                 At December 31, 2009, the Partnership’s available liquidity was $413.2 million comprised of $74.4 million of cash and cash equivalents in wholly owned subsidiaries and $338.8 million available for borrowing under its $435.6 million revolving credit facility after consideration of $37.5 million of outstanding letters of credit.

Operating Results

•                 Segment operating income for the three months ended December 31, 2009, was $110.5 million, an increase of $80.7 million when compared to segment operating income of $29.8 million in the same period in 2008.  This increase is primarily attributable to significantly higher commodity prices compared to the prior year quarter, the benefit of processing capacity expansions and upgrades in the Southwest and Northeast segments that were completed in 2008, and the contribution from the Liberty segment. These benefits were offset, in part, by lower volumes in the Southwest and Northeast segments.

•                 Segment operating income does not include realized gains (losses) on derivative instruments.  Realized losses on derivative instruments were $(6.9) million in the fourth quarter of 2009 compared to realized gains on derivative instruments of $40.8 million in the fourth quarter of 2008.

Growth Capital Expenditures

•                 For the three months and twelve months ended December 31, 2009, growth capital expenditures, including equity investments, were $89.9 million and $479.5 million, respectively.  Growth capital expenditures for the year ended December 31, 2009, were funded, in part, through net proceeds of approximately $310 million related to capital contributions from the Partnership’s joint venture partners and proceeds from the divestiture of the steam methane reformer plant at its Javelina facility.

2010 DCF AND GROWTH CAPITAL FORECAST

For 2010, the Partnership forecasts DCF in a range of $180 million to $220 million based on forecasted operational volumes, derivative instruments currently outstanding, three-year historical price correlation between crude oil and NGLs throughout 2010, and a reasonable range of price estimates for crude oil and natural gas.  This range of estimated DCF provides for approximately 106 percent to 129 percent coverage of the Partnership’s full-year distribution based on current quarterly distributions and common units outstanding.  A sensitivity analysis for forecasted 2010 DCF is provided within the tables of this press release.

Growth capital expenditures for 2010 are forecasted in a range of $300 million to $350 million and maintenance capital for 2010 is currently forecasted in a range of $10 million to $15 million.

CONFERENCE CALL

The Partnership will host a conference call and webcast on Tuesday, March 2, 2010, at 4:00 p.m. Eastern Time to review its fourth quarter and full year 2009 financial results.  Interested parties can participate in the call by dialing (888) 469-1569, passcode “MarkWest”, approximately ten minutes prior to the scheduled start time.  To access the webcast, please visit the Investor Relations section of the Partnership’s website at www.markwest.com.  A replay of the conference call will be available on the MarkWest website or by dialing (866) 485-0040 (no passcode required).

###

MarkWest Energy Partners, L.P. is a master limited partnership engaged in the gathering, transportation, and processing of natural gas; the transportation, fractionation, marketing, and storage of natural gas liquids; and the gathering and transportation of crude oil. MarkWest has extensive natural gas gathering, processing, and transmission operations in the southwest, Gulf Coast, and northeast regions of the United States, including the Marcellus Shale, and is the largest natural gas processor in the Appalachian region.

This press release includes “forward-looking statements.”  All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements.  Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.  The forward-looking statements involve risks and uncertainties that affect our operations, financial performance, and other factors as discussed in our filings with the Securities and Exchange Commission.  Among the factors that could cause results to differ materially are those risks discussed in the periodic reports we file with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2009.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.”  We do not undertake any duty to update any forward-looking statement except as required by law.

MarkWest Energy Partners, L.P.

Financial Statistics

(in thousands, except per unit data)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Statement of Operations Data
Revenue:
Revenue	$282,335	$193,902	$858,635	$1,060,662
Derivative (loss) gain	(55,179)	373,858	(120,352)	277,828
Total revenue	227,156	567,760	738,283	1,338,490

Operating expenses:
Purchased product costs	134,774	136,155	408,826	615,902
Derivative loss related to purchased product costs	28,929	33,891	68,883	22,371
Facility expenses	33,032	28,041	126,977	103,682
Derivative (gain) loss related to facility expenses	(495)	(751)	(373)	644
Selling, general and administrative expenses	17,463	14,569	63,728	68,975
Depreciation	25,916	18,947	95,537	67,480
Amortization of intangible assets	10,193	10,433	40,831	38,483
Loss on disposal of property, plant, and equipment	245	169	1,677	178
Accretion of asset retirement obligations	51	32	198	129
Impairment of goodwill and long-lived assets	—	31,342	5,855	36,351
Total operating expenses	250,108	272,828	812,139	954,195

(Loss) income from operations	(22,952)	294,932	(73,856)	384,295

Other income (expense):
Earnings (loss) from unconsolidated affiliates	2,245	(1,842)	3,505	90
Impairment of unconsolidated affiliate	—	(41,449)	—	(41,449)
Gain on sale of unconsolidated affiliate	6,801	—	6,801	—
Interest income	148	172	349	3,769
Interest expense	(23,455)	(17,036)	(87,419)	(64,563)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,190)	(1,012)	(9,718)	(8,299)
Derivative gain related to interest expense (1)	244	—	2,509	—
Miscellaneous (expense) income, net	(87)	(1,284)	2,459	(241)
(Loss) income before provision for income tax	(40,246)	232,481	(155,370)	273,602

Provision for income tax (benefit) expense:
Current	1,542	(7,844)	8,072	15,032
Deferred	(15,395)	60,212	(50,088)	53,798
Total provision for income tax	(13,853)	52,368	(42,016)	68,830

Net (loss) income	(26,393)	180,113	(113,354)	204,772

Net (income) loss attributable to non-controlling interest	(3,400)	30	(5,314)	3,301

Net (loss) income attributable to the Partnership	$(29,793)	$180,143	$(118,668)	$208,073

Net (loss) income attributable to the Partnership’s common unitholders per common unit:
Basic	$(0.46)	$3.13	$(1.97)	$4.02
Diluted	$(0.46)	$3.13	$(1.97)	$4.02

Weighted average number of outstanding common units:
Basic	66,266	56,640	60,957	51,013
Diluted	66,266	56,640	60,957	51,016

Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$75,236	$10,863	$223,101	$226,995
Investing activities	(57,066)	(260,471)	(461,753)	(909,265)
Financing activities	14,276	148,016	333,083	647,896

Other Financial Data
Distributable cash flow	$63,202	$41,343	$192,398	$198,080
Adjusted EBITDA	$76,933	$58,721	$279,183	$289,012

	December 31, 2009	December 31, 2008
Balance Sheet Data
Working capital	$13,536	$51,237
Total assets	3,014,737	2,673,054
Total debt	1,170,072	1,172,965
Total partners’ capital	1,379,393	1,207,759

(1) In July 2009, the Partnership entered into interest rate swap contracts.  The fair value of these contracts is included as an asset or liability in Fair value of derivative instruments in the Consolidated Balance Sheets. Changes in the fair value of interest rate swaps are recorded in Derivative gain related to interest expense in the Consolidated Statements of Operations.

MarkWest Energy Partners, L.P.

Operating Statistics

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
Southwest
East Texas
Gathering systems throughput (Mcf/d)	447,500	476,200	454,400	442,900
NGL product sales (gallons)	65,727,900	52,720,200	245,787,000	193,534,100

Oklahoma
Foss Lake gathering system throughput (Mcf/d)	78,500	89,500	86,600	95,800
Stiles Ranch gathering system throughput (Mcf/d) (1)	85,200	84,800	89,300	84,800
Grimes gathering system throughput (Mcf/d)	8,600	11,500	9,700	12,900
Arapaho NGL product sales (gallons)	34,016,500	16,929,100	126,870,500	79,416,400
Southeast Oklahoma gathering systems throughput (Mcf/d)	456,100	379,500	416,800	318,700
Arkoma Connector Pipeline throughput (Mcf/d) (2)	318,300	N/A	277,300	N/A

Other Southwest
Appleby gathering system throughput (Mcf/d)	38,400	51,400	47,300	58,400
Other gathering systems throughput (Mcf/d) (3)	9,300	12,300	10,300	11,000

Northeast
Appalachia (4)
Natural gas processed (Mcf/d)	185,700	204,700	194,600	202,200

Keep-whole sales (gallons)	41,111,800	44,512,400	145,493,100	140,847,500
Percent-of-proceeds sales (gallons)	29,988,000	18,845,800	99,910,200	53,987,900
Total NGL product sales (gallons) (5)	71,099,800	63,358,200	245,403,300	194,835,400

Michigan
Crude oil transported for a fee (Bbl/d)	11,900	12,600	12,300	13,300

Liberty (6)
Gathering systems throughput (Mcf/d)	80,500	18,700	53,500	18,700
NGL product sales (gallons)	15,413,800	N/A	34,409,000	N/A

Gulf Coast
Javelina
Refinery off-gas processed (Mcf/d)	123,700	121,200	120,200	122,900
Liquids fractionated (Bbl/d)	23,200	23,700	23,200	24,400

(1)                  The 2008 volume reported for the Stiles Ranch gathering system is the average daily rate for the period of operation, which began November 2008.

(2)                  The Arkoma Connector Pipeline was placed into service in July 2009.  The volume reported is the average daily rate for the days of operation.

(3)                  Excludes lateral pipelines where revenue is not based on throughput.

(4)                  Includes throughput from the Kenova, Cobb, and Boldman processing plants.

(5)                  Represents sales at the Siloam fractionator. The total sales in 2009 exclude 10.2 million gallons and 23.3 million gallons for the three months and year ended December 31, 2009, respectively, that were sold by the Northeast on behalf of Liberty and are included in the NGL product sales for Liberty.

(6)                  The 2009 and 2008 volumes reported represent the average daily rate for the period of operation.

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Three months ended December 31, 2009:
Revenue	$152,402	$94,764	$18,458	$16,711	$282,335

Operating expenses:
Purchased product costs	70,565	57,786	6,423	—	134,774
Facility expenses	17,918	5,543	5,711	3,791	32,963
Total operating expenses before items not allocated to segments	88,483	63,329	12,134	3,791	167,737

Portion of operating income attributable to non-controlling interests	1,606	—	2,524	—	4,130
Operating income before items not allocated to segments	$62,313	$31,435	$3,800	$12,920	$110,468

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Three months ended December 31, 2008:
Revenue	$115,802	$62,806	$2,334	$12,960	$193,902

Operating expenses:
Purchased product costs	65,146	71,009	—	—	136,155
Facility expenses	17,180	4,708	2,006	4,027	27,921
Operating income (loss) before items not allocated to segments	$33,476	$(12,911)	$328	$8,933	$29,826

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Three months ended December 31,
	2009	2008

Operating income before items not allocated to segments	$110,468	$29,826
Portion of operating income attributable to non-controlling interests	4,130	—
Derivative (loss) gain not allocated to segments	(83,613)	340,718
Compensation expense included in facility expenses not allocated to segments	(231)	(120)
Facility expenses elimination	162	—
Selling, general and administrative expenses	(17,463)	(14,569)
Depreciation	(25,916)	(18,947)
Amortization of intangible assets	(10,193)	(10,433)
Loss on disposal of property, plant, and equipment	(245)	(169)
Accretion of asset retirement obligations	(51)	(32)
Impairment of goodwill and long-lived assets	—	(31,342)
(Loss) income from operations	(22,952)	294,932
Other income (expense):
Earnings (loss) from unconsolidated affiliates	2,245	(1,842)
Impairment of unconsolidated affiliate	—	(41,449)
Gain on sale of unconsolidated affiliate	6,801	—
Interest income	148	172
Interest expense	(23,455)	(17,036)
Amortization of deferred financing costs and discount (a component of interest expense)	(3,190)	(1,012)
Derivative gain related to interest expense	244	—
Miscellaneous expense, net	(87)	(1,284)
(Loss) income before provision for income tax	$(40,246)	$232,481

MarkWest Energy Partners, L.P.

Segment Operating Income and Reconciliation to GAAP Financial Measure

(in thousands)

	Southwest	Northeast	Liberty	Gulf Coast	Total
Year ended December 31, 2009:
Revenue	$492,369	$260,529	$47,968	$57,769	$858,635

Operating expenses:
Purchased product costs	221,021	175,326	12,479	—	408,826
Facility expenses	73,621	20,339	16,268	16,094	126,322
Total operating expenses before items not allocated to segments	294,642	195,665	28,747	16,094	535,148

Portion of operating income attributable to non-controlling interests	2,613	—	6,637	—	9,250
Operating income before items not allocated to segments	$195,114	$64,864	$12,584	$41,675	$314,237

	Southwest	Northeast	Liberty (1)	Gulf Coast	Total
Year ended December 31, 2008:
Revenue	$652,365	$313,921	$2,334	$92,042	$1,060,662

Operating expenses:
Purchased product costs	387,516	228,386	—	—	615,902
Facility expenses	62,369	20,869	2,006	17,368	102,612
Operating income before items not allocated to segments	$202,480	$64,666	328	$74,674	$342,148

(1) The Partnership began construction in the Liberty segment in May 2008 and operations commenced in October 2008.

	Year ended December 31,
	2009	2008

Operating income before items not allocated to segments	$314,237	$342,148
Portion of operating income attributable to non-controlling interests	9,250	—
Derivative (loss) gain not allocated to segments	(188,862)	254,813
Compensation expense included in facility expenses not allocated to segments	(1,032)	(1,070)
Facility expenses elimination	377	—
Selling, general and administrative expenses	(63,728)	(68,975)
Depreciation	(95,537)	(67,480)
Amortization of intangible assets	(40,831)	(38,483)
Loss on disposal of property, plant, and equipment	(1,677)	(178)
Accretion of asset retirement obligations	(198)	(129)
Impairment of goodwill and long-lived assets	(5,855)	(36,351)
(Loss) income from operations	(73,856)	384,295
Other income (expense):
Earnings from unconsolidated affiliates	3,505	90
Impairment of unconsolidated affiliate	—	(41,449)
Gain on sale of unconsolidated affiliate	6,801	—
Interest income	349	3,769
Interest expense	(87,419)	(64,563)
Amortization of deferred financing costs and discount (a component of interest expense)	(9,718)	(8,299)
Derivative gain related to interest expense	2,509	—
Miscellaneous income (expense), net	2,459	(241)
(Loss) income before provision for income tax	$(155,370)	$273,602

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Distributable Cash Flow

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net (loss) income	$(26,393)	$180,113	$(113,354)	$204,772
Depreciation, amortization, impairment, and other non-cash operating expenses	36,483	102,450	144,410	184,382
Amortization of deferred financing costs	3,190	1,012	9,718	8,299
Non-cash (earnings) loss from unconsolidated affiliates	(2,245)	1,842	(3,505)	(90)
Distributions from (contributions to) unconsolidated affiliates	6,030	(5,000)	(405)	445
Gain on sale of unconsolidated affiliate	(6,801)	—	(6,801)	—
Starfish partial insurance settlement	(2,747)	—	546	—
Non-cash compensation expense	572	3,441	3,914	14,871
Non-cash derivative activity	76,324	(299,951)	223,564	(263,149)
Provision for income tax - deferred	(15,395)	60,212	(50,088)	53,798
Cash adjustment for non-controlling interest of consolidated subsidiaries	(3,675)	30	(8,141)	3,301
Other	47	(239)	23	(1,388)
Maintenance capital expenditures	(2,188)	(2,567)	(7,483)	(7,161)
Distributable cash flow allocable to common units	$63,202	$41,343	$192,398	$198,080

Maintenance capital expenditures	$2,188	$2,567	$7,483	$7,161
Growth capital expenditures, equity investments, and acquisitions	89,903	257,999	479,545	638,624
Total capital expenditures, equity investments, and acquisitions	$92,091	$260,566	$487,028	$645,785

Distributable cash flow allocable to common units	$63,202	$41,343	$192,398	$198,080
Maintenance capital expenditures	2,188	2,567	7,483	7,161
Changes in receivables and other assets	(13,535)	77,426	(28,622)	65,387
Changes in accounts payable, accrued liabilities and other long-term liabilities	20,310	(111,233)	38,203	(32,262)
Derivative instrument premium payments, net of amortization	1,515	1,023	5,666	(12,660)
(Distributions from) contributions to unconsolidated affiliates	(6,030)	—	405	—
Starfish partial insurance settlement	2,747	—	(546)	—
Cash adjustment for non-controlling interest of consolidated subsidiaries	3,675	—	8,141	—
Other	1,164	(263)	(27)	1,289
Net cash provided by operating activities	$75,236	$10,863	$223,101	$226,995

MarkWest Energy Partners, L.P.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

Adjusted EBITDA

(in thousands)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008

Net (loss) income	$(26,393)	$180,113	$(113,354)	$204,772
Non-cash compensation expense	572	3,441	3,914	14,871
Non-cash derivative activity	75,523	(299,951)	222,763	(263,149)
Interest expense (includes derivative activity related to interest expense)	24,136	18,048	94,628	72,862
Depreciation, amortization, impairment, and other non-cash operating expenses	36,483	102,450	144,410	184,382
Provision for income tax	(13,853)	52,368	(42,016)	68,830
Gain on sale of unconsolidated affiliate	(6,801)	—	(6,801)	—
Adjustment for cash flow from unconsolidated investments	(1,476)	2,222	(1,758)	6,536
Adjustment for non-controlling interest of consolidated subsidiaries	(11,258)	30	(22,603)	(92)
Adjusted EBITDA	$76,933	$58,721	$279,183	$289,012

MarkWest Energy Partners, L.P.

Distributable Cash Flow Sensitivity Analysis

(unaudited, in millions)

MarkWest periodically estimates the effect on DCF resulting from its hedge program, changes in crude oil and natural gas prices, and the correlation of natural gas liquids (NGL) prices to crude oil.  The table below reflects MarkWest’s estimate of the range of DCF for 2010 at the noted crude oil prices.  The analysis assumes various combinations of crude oil prices and the ratio of crude oil to gas based on three NGL correlation scenarios, including:

a.              The historical average NGL correlation to crude over the past three years.

b.             One standard deviation above the historical average NGL correlation to crude over the past three years.

c.              One standard deviation below the historical average NGL correlation to crude over the past three years.

The analysis further assumes derivative instruments outstanding as of February 22, 2010, and production volumes estimated through December 31, 2010.

The range of stated hypothetical changes in commodity prices considers current and historic market performance.  During the past 10 years, the annual average NGL correlation has ranged between one standard deviation below the historical average and one standard deviation above the historical average.

Estimated Range of 2010 DCF

		Crude Oil to Gas Ratio
Crude Oil Price	NGL Correlation	18:1	16:1	14:1	12:1	10:1
$100	One standard deviation above historical average	$292	$290	$287	$284	$280
	Historical average	$248	$246	$243	$240	$235
	One standard deviation below historical average	$203	$201	$198	$196	$193

$90	One standard deviation above historical average	$271	$270	$267	$264	$261
	Historical average	$231	$229	$227	$224	$220
	One standard deviation below historical average	$190	$189	$186	$184	$181

$80	One standard deviation above historical average	$250	$249	$247	$244	$241
	Historical average	$214	$213	$211	$208	$204
	One standard deviation below historical average	$178	$176	$174	$172	$169

$70	One standard deviation above historical average	$231	$230	$228	$226	$223
	Historical average	$200	$198	$196	$194	$190
	One standard deviation below historical average	$168	$166	$164	$162	$160

$60	One standard deviation above historical average	$213	$212	$210	$208	$205
	Historical average	$186	$184	$183	$180	$177
	One standard deviation below historical average	$158	$156	$154	$152	$151

The table is based on current information, expectations, and beliefs concerning future developments and their potential effects, and does not consider actions MarkWest management may take to mitigate exposure to changes.  Nor does the table consider the effects that such hypothetical adverse changes may have on overall economic activity.  Historical prices and correlations do not guarantee future results.

Although MarkWest believes the expectations reflected in this analysis are reasonable, MarkWest can give no assurance that such expectations will prove to be correct and readers are cautioned that projected performance, results, or distributions may not be achieved.  Actual changes in market prices, and the correlation between crude oil and NGL prices, may differ from the assumptions utilized in the analysis.  Actual results, performance, distributions, volumes, events, or transactions could vary significantly from those expressed, considered, or implied in this analysis.  All results, performance, distributions, volumes, events, or transactions are subject to a number of uncertainties and risks. Those uncertainties and risks may not be factored into or accounted for in this analysis.  Readers are urged to carefully review and consider the cautionary statements and disclosures made in MarkWest’s periodic reports filed with the SEC, specifically those under the heading “Risk Factors.”